UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 1, 2005

FactSet Research Systems Inc.

(Exact name of Registrant as specified in its charter)

Delaware	1-11869	13-3362547
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

601 Merritt 7

Norwalk, CT 06851-1091

(Address of principal executive offices)

(203) 810-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01:	Completion of Acquisition or Disposition of Assets.

On September 1, 2005, FactSet Research Systems Inc. acquired all the outstanding share capital of StreamVPN Limited, pursuant to a definitive agreement among FactSet Research Systems Inc., FactSet Holdings UK Limited, Erik Wästlund and the sellers defined in the agreement, entered into on July 27, 2005, as well as pursuant to other similar purchase agreements with individual minority shareholders. A redacted copy of the definitive agreement was included as Exhibit 99.1 to the Company’s Form 8-K Report filed on July 29, 2005. FactSet paid aggregate consideration of £13,000,000, subject to adjustment based on levels of working capital. In addition, contingent consideration will be payable if certain subscription targets are met during a twelve-month period following the closing of the transaction. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02:	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) On September 6, 2005, Howard E. Wille, one of the founders of FactSet Research Systems Inc. and a member of the board of directors, died. Mr. Wille, 77, a board member since the company’s founding in 1978, served as Chief Executive Officer until May 22, 2000. He continued to serve as the Chairman of the Board until August 31, 2000.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description

99.1	Press Release, dated as of September 6, 2005 regarding the Acquisition of Stream VPN Limited

99.2	Press Release, dated as of September 6, 2005 regarding the death of Mr. Howard E. Wille

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FACTSET RESEARCH SYSTEMS INC. (Registrant)

Date: September 6, 2005	By:	/s/ PETER G. WALSH
Peter G. Walsh
Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description of Document

99.1	Press Release, dated as of September 6, 2005 regarding the Acquisition of Stream VPN Limited

99.2	Press Release, dated as of September 6, 2005 regarding the death of Mr. Howard E. Wille